Exhibit 99.1

     Yum! Brands Inc. Reports Strong 2006 Second-Quarter Earnings
             Per Share of $0.68 or +15% Versus Last Year;
                      Raises Full-Year Forecast

    LOUISVILLE, Ky.--(BUSINESS WIRE)--July 19, 2006--Yum! Brands Inc. (NYSE: YUM) today reported financial results for the second quarter ended June 17, 2006, and provided estimated Period 7 global sales results.
    In the second quarter, we and our franchise partners continued to expand our brands around the world and grow same-store sales:

    -- Yum! Restaurants International Division (YRI) system restaurants grew by 4%.

    --  Mainland China KFC and Pizza Hut restaurants increased by 21%.

    --  Worldwide system same-store sales grew by 2%.

    For the second quarter, key highlights are . . .

    --  Worldwide operating profit increased 18%.

    --  All three business segments reported operating-profit growth:
        YRI, 2%; China, 136%; and U.S., 5%.

    --  Worldwide franchise fees increased 7%.

    -- China Division restaurant margin increased nearly 5 percentage points.

    --  U.S. multibrand restaurants in operation expanded 15%.

    --  Average diluted shares outstanding were reduced by 7%.

    -- Announced a 30% increase in the quarterly dividend to $0.15 per share, payable August 4, 2006.

    Note: All preceding comparisons are versus the same period a year ago.

    FULL-YEAR OUTLOOK

    The company raised its full-year earnings per share (EPS) outlook to at least $2.83, or 11% growth, based on very strong second-quarter results in our China Division and an expected strong second half of 2006 for YRI. The company expects solid full-year operating-profit growth from each of its three divisions: China, YRI, and the U.S. The company's prior EPS guidance for 2006 was at least $2.81.



CONSOLIDATED FINANCIAL HIGHLIGHTS
---------------------------------

                        Second Quarter             Year To Date
                   ------------------------- -------------------------
                    2006    2005   % Change   2006    2005   % Change
                   ------- ------- --------- ------- ------- ---------
Traditional
 Restaurants       32,022  31,434     +2     32,022  31,434     +2
System-Sales Growth  +5%     +7%      NM       +5%     +7%      NM
Earnings Per Share
 (EPS)              $0.68   $0.59    +15      $1.28   $1.09    +17
----------------------------------------------------------------------

Note: YUM has 34,165 restaurant locations around the world, which includes 2,143 license units.


    David C. Novak, Chairman and CEO, said, "I am pleased to report we had another outstanding quarter. Our entire portfolio contributed to the strong worldwide second-quarter operating profit growth of 18% and EPS growth of 15%. Given the robust growth we expect from our China and YRI Divisions, we are able to once again raise our full-year EPS forecast from at least $2.81 to at least $2.83.
    "Our China business is obviously experiencing booming growth. It's particularly impressive that we are achieving record second-quarter restaurant margin as we are on track to open another 400 new restaurants this year. In addition, our Yum! Restaurants International Division brings strong business trends into the second half and is expected to exceed our target of opening at least 750 new restaurants for 2006. This will be the sixth straight year of at least 1,000 new restaurants opened outside the U.S., and we expect to maintain at least that development pace going forward into 2007.
    "In the U.S., significant improvement in commodity costs will more than offset what we believe is short-term sales softness that Taco Bell and KFC experienced during Period 7, as the brands lapped last year's outstanding same-store-sales growth of +10% and +7% respectively. We are confident of our positioning and programs for these brands and expect to have overall positive same-store-sales growth at both of them for the second half of 2006. At Pizza Hut, we foresee a slow recovery as the brand begins to execute a turnaround plan. Overall, we expect to grow the operating profit of our U.S. business by 6%, our strongest performance in four years.
    "This will be our fifth straight year where we demonstrate the strength of our portfolio to deliver at least 10% EPS growth. The key factor for the consistency of our growth is our global portfolio that provides us the opportunity to build dominant restaurant brands in China, drive profitable international expansion, improve U.S. brands and operations, and multibrand category-leading brands."



YUM! RESTAURANTS INTERNATIONAL DIVISION (YRI)
---------------------------------------------
                      Second Quarter              Year to Date
($ million,                           %                          %
 except                             Change                     Change
 restaurant                        --------                   --------
 counts and                           Excl                       Excl
 percentages)   2006   2005  Reported F/x   2006   2005  Reported F/x
               -------------------------------------------------------
Key Financial
 Measures
Franchise &
 License Fees   108     98     +10    +12   218    198     +10   +13
Franchisee
 Sales         2,026  1,895    +7     +10  4,097  3,888    +5     +9
Company Sales   381    394     (3)    (2)   740    778     (5)    (3)
Operating
 Margin         18.1%  17.7% +0.4 ppt  NA  19.1%  18.3% +0.8 ppt  NA
Operating
 Profit          88     87     +2     +5    183    178     +3     +5
----------------------------------------------------------------------
Key Operating
 Metrics
System-Sales
 Growth (Local
 Currency)                            +8                          +7
System
 Restaurants   11,438 10,978   +4     NA   11,438 10,978   +4     NA
Franchise & JV
 Restaurants   10,087 9,539    +6     NA   10,087 9,539    +6     NA
----------------------------------------------------------------------


    Key growth driver: Franchise-fee growth by opening new franchise restaurants and leveraging our substantial infrastructure across an array of international markets.
    For the second quarter, franchise fees continued to grow as a result of new-restaurant expansion, same-store-sales growth of 4%, and the expansion of our franchise base due to the sale of company restaurants to franchisees (refranchising). YRI opened 152 new restaurants in the second quarter, 92% of those by franchise and joint-venture partners, including 87 KFCs, 54 Pizza Huts, 9 A&Ws, and 2 Taco Bells. Strong same-store-sales-growth performance continued in YRI's franchise-only markets of Asia, southern Africa, the Middle East and the Caribbean/Latin America.
    For the second quarter, company sales were negatively affected by the refranchising of 103 company restaurants over the past year, impacting company-sales growth by 5 percentage points. Company same-store-sales growth was slightly positive, improving from a decline in the first quarter.
    In our emerging-markets category, we finalized the acquisition of the Rostik's brand in Russia during the second quarter. As we convert the existing Rostik's restaurants, we will add a substantial number of new cobranded Rostik's/KFCs in Russia over the next 18 months. In India, our scale continues to build with 125 Pizza Hut and 15 KFC restaurants currently in operation.
    Foreign currency conversion for the second quarter negatively impacted YRI operating profit by $3 million and $5 million year to date. Based on current foreign currency rates, we expect that the balance-of-year conversion impact will be slightly favorable.
    For YRI full-year 2006 in local-currency terms we expect:

    --  System-sales growth of 7%, from at least 5% previously.

    --  To exceed our target of 750 new restaurants.

    -- Franchise-fee growth of at least 10%, from at least 8% previously.

    --  Operating-profit growth of 10%.

    These full-year growth rates are on a like-for-like basis excluding the fifty-third-week benefit in 2005.



CHINA DIVISION
--------------
                        Second Quarter             Year to Date
($ million, except                      %                        %
 restaurant counts                    Change                   Change
 and percentages)                    --------                 --------
                                        Excl                     Excl
                   2006  2005  Reported F/x  2006  2005  Reported F/x
                  ----------------------------------------------------
Key Financial
 Measures
Company Sales      352    268    +31    +28   621   495    +25   +23
Restaurant Margin  18.8% 13.9%  +4.9     NA  20.1% 18.1%  +2.0    NA
Operating Profit    57    25    +136   +130   115   77     +50   +46
----------------------------------------------------------------------
Key Operating
 Metrics
MAINLAND CHINA:
  KFC Restaurants 1,657  1,378   +20     NA  1,657 1,378   +20    NA
  Pizza Hut
   Restaurants     252    201    +25     NA    252   201   +25    NA
  System-Sales
   Growth (Local
   Currency)                            +36                      +26
----------------------------------------------------------------------
Note: China Division includes mainland China, Thailand and the KFC Taiwan business.



    Key growth driver: Profitable expansion of new KFC and Pizza Hut company restaurants in mainland China.
    For the second quarter 2006, company sales for the China Division increased 28% in local currency due to the continued strong expansion of both our KFC and Pizza Hut brands in mainland China. Mainland China system restaurants in operation grew 21% and system-same-store sales grew 16%.
    Second-quarter 2006 operating profit increased 130% in local currency terms versus second quarter last year. The key contributing factor to the significant increase was continued improvement in mainland China KFC sales trends, lapping the negative sales impact that KFC restaurants experienced during the second quarter last year from an unapproved food ingredient issue. Importantly, second-quarter restaurant margin was up solidly even against results from 2004.
    Foreign currency conversion added approximately $2 million to operating profit for the second quarter and $3 million year to date. We expect similar favorable quarterly impacts from foreign currency conversion for the balance of 2006.
    For the China Division full-year 2006 in local currency terms, we expect:

    --  System-sales growth of at least 22%.

    -- Operating-profit growth of at least 25%, from at least 20% previously.

    -- 375 new-restaurant openings in mainland China and 400 in total for the Division.



UNITED STATES BUSINESS
----------------------

($ million, except            Second Quarter         Year to Date
 restaurant counts                         %                     %
 and percentages)          2006   2005   Change  2006   2005   Change
                          --------------------------------------------
Key Financial Measures
Franchisee Sales          2,967  2,849    +4    5,879  5,531    +6
Franchise & License Fees   151    145     +4     299    281     +6
Company Sales             1,179  1,240    (5)   2,370  2,439    (3)
Restaurant Margin          16.1%  14.4%  +1.7    15.5%  13.8%  +1.7
Operating Margin           14.6%  13.4%  +1.2    14.3%  12.6%  +1.7
Operating Profit           194    185     +5     382    342     +11
----------------------------------------------------------------------
Key Operating Metrics
Blended System
Same-Store-Sales Growth %   +1     +3     NM      +3     +3     NM
System Multibrand
 Restaurants              3,224  2,813    +15   3,224  2,813    +15
Franchise Restaurants     13,603 13,508   +1    13,603 13,508   +1
----------------------------------------------------------------------



    Key growth drivers: Positive blended same-store-sales growth, improvements in restaurant and operating margins.
    For the second quarter, franchise sales and fees continued to grow as a result of adding new franchise restaurants and the expansion of our franchise-system base across all brands due to the sale of 268 company-owned restaurants to franchisees (refranchising) over the past year.
    Company sales declined by 5% for the second quarter from the impact of refranchising 268 company-owned restaurants the past 12 months.
    The key driver of improvements in second-quarter restaurant and operating margins was a much improved commodity-cost environment. Overall, commodity costs declined by approximately $16 million versus last year.
    For the U.S. in 2006, we expect:

    -- Approximately +1% U.S. blended same-store-sales growth, from +2% to +3% previously.

    -- Significantly lower commodity costs: approximately $40 million favorable impact versus 2005, from $18 million favorable impact previously expected.

    -- Full-year operating-profit growth of 6% on a like-for-like basis excluding the fifty-third-week benefit in 2005.

    U.S. FRANCHISE OWNERSHIP UPDATE

    As previously communicated, in the U.S. business we have targeted to sell approximately 1,000 company restaurants to franchisees during 2006 and 2007. We are currently ahead of schedule in this plan and remain fully confident of meeting or exceeding our original two-year plan.
    For the full year 2006, we now expect cash proceeds of at least $250 million versus the original target of $150 million. Year to date 2006, 107 company-owned U.S. restaurants have been sold to our franchisees.

    FREE CASH FLOW

    For full-year 2006, we continue to expect to generate about $1.3 billion in Cash from Operating Activities. In addition, we are lowering our full-year capital spending from $675 million to about $625 million and increasing our expected cash proceeds from refranchising by $100 million from the original target of $150 million to $250 million. These are the key drivers to free cash available and after including all changes to our forecasted sources and uses of cash, we expect our free cash available for the full year 2006 to increase by approximately $100 to $150 million. The reduction in full-year capital spending reflects a mid-year fine tuning of our global forecast, no major development changes. As we have previously communicated, our objective is to return virtually all free cash available to our shareholders through our share buybacks and quarterly dividends.
    During the second quarter of 2006, we purchased 3.2 million shares for $158 million and announced an increase in our quarterly dividend of 30% to $0.15 per share payable August 4, 2006. Year-to-date share repurchases total $529 million.



PERIOD 7 SALES
--------------

INTERNATIONAL DIVISION SYSTEM-SALES GROWTH (Estimated)

                          2006              2005
                    Local Currency        Local Currency
                    --------------        --------------
Period 7                  +8%                  +5%
----------------------------------------------------------------------


    YRI Period 7 system-sales growth benefited by approximately 1 ppt. from the inclusion of the Rostik's restaurants in Russia. On March 24, 2006, YUM acquired the Rostik's brand. We have just begun the two-year process of cobranding the 94 Rostik's and the existing 18 franchise KFCs into Rostik's/KFC restaurants.

    YRI Period 7 system sales in U.S. dollars increased 10%.



CHINA DIVISION SYSTEM-SALES GROWTH (Estimated)

                         2006                  2005
                    Local Currency        Local Currency
                  ------------------    ------------------
Period 7                 +24%                  +5%
----------------------------------------------------------

Note: China Division includes mainland China, Thailand and the KFC Taiwan business.


    Including the positive impact of foreign currency conversion, reported Period 7 system sales in U.S. dollars increased 28%.
    System-sales growth for mainland China in Period 7 was +28% local currency basis, +33% in U.S. dollars.



U.S. COMPANY SAME-STORE-SALES GROWTH (Estimated)

                                    Period 7         Second Quarter
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
U.S. BLENDED                     (3)%       +5%      Even       +5%
Taco Bell                        (3)%      +10%       +5%       +5%
Pizza Hut                        (7)%      (2)%      (7)%       +2%
KFC                              Even       +7%       +2%       +8%
-------------------------------------------------- -------------------

2006 Period 7 End Dates             2006 Period 8 End Dates
----------------------------------  ----------------------------------
International Division  6/19/2006   International Division  7/17/2006
China Division          6/30/2006   China Division          7/31/2006
U.S. Business           7/15/2006   U.S. Business           8/12/2006
----------------------------------  ----------------------------------


    FULL-YEAR 2006 GUIDANCE

    Within each reporting segment section previously in this release, you can review our updated full-year expectations for key measures.
    Please refer to the following link: http://media.corporate-ir.net/ media_files/irol/11/117941/06Guidance.pdf for the updated version of our detailed full-year 2006 guidance. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)

    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. EDT Thursday, July 20, 2006.
    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.
    The call will be available for playback beginning at noon Eastern Time Thursday, July 20, through 5 p.m. Friday, July 28. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 2311004.
    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site: www.yum.com and selecting "2nd Quarter Earnings Webcast."
    New! For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

    Yum! China Investor Conference 2

    September 7-8, 2006, the Yum! team will host the second China Investor Conference in Shanghai, China.
    Our investors and analysts are invited to attend this two-day event with the Yum! China management team. Attendees will also visit local KFC and Pizza Hut restaurants.
    Please contact Yum! Investor Relations at 888/298-6986 and ask for Donna to confirm that you plan to attend. We need to hear from you as soon as possible to complete details for this unique opportunity.

    DEFINITIONS FOR TERMS USED THROUGHOUT THIS DOCUMENT

    All related definitions for terms used throughout this release can be found on our Web site: http://media.corporate-ir.net/media_files/ irol/11/117941/YumQ206Earnings.pdf. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)
    Worldwide restaurant count details by brand can be found online at www.yum.com/investors/restcounts.asp.
    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.
    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past three years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past two years, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."


                           Yum! Brands, Inc.
                    Consolidated Summary of Results
            (amounts in millions, except per share amounts)

                          Quarter        %       Year to date     %
                      ---------------- Change  ---------------- Change
                      6/17/06  6/11/05  B/(W)  6/17/06  6/11/05  B/(W)
                      -------  ------- ------  -------  ------- ------
Company sales         $1,912   $1,902      1   $3,731   $3,712      1
Franchise and license
 fees                    270      251      7      536      495      8
                      -------  -------         -------  -------
Total revenues         2,182    2,153      1    4,267    4,207      1
                      -------  -------         -------  -------

Costs and expenses
  Food and paper         583      600      3    1,140    1,174      3
  Payroll and employee
   benefits              492      506      3      969      992      2
  Occupancy and other
   operating expenses    536      530     (1)   1,037    1,021     (2)
                      -------  -------         -------  -------
Company restaurant
 expenses              1,611    1,636      2    3,146    3,187      1
General and
 administrative
 expenses                264      273      3      518      520     --
Franchise and license
 expenses                  9        4   (120)      17       12    (41)
Closures and
 impairment expenses      18       17     NM       24       26     NM
Refranchising (gain)
 loss                    (15)     (13)    NM      (11)     (11)    NM
Other (income)
 expense                 (12)     (25)   (53)     (16)     (39)   (58)
Wrench litigation
 (income) expense         --       --     NM       --       --     NM
AmeriServe and other
 charges (credits)        --       --     NM       --       --     NM
                      -------  -------         -------  -------
Total costs and
 expenses              1,875    1,892      1    3,678    3,695     --
                      -------  -------         -------  -------
Operating profit         307      261     18      589      512     15
Interest expense, net     36       30    (25)      71       58    (23)
                      -------  -------         -------  -------
Income before income
 taxes                   271      231     17      518      454     14
Income tax provision      79       53    (47)     156      123    (26)
                      -------  -------         -------  -------
Net income            $  192   $  178      8   $  362   $  331      9
                      =======  =======         =======  =======

Effective tax rate      29.0%    23.0%           30.1%    27.1%
------------------    =======  =======         =======  =======

Basic EPS Data
--------------
  EPS                 $ 0.71   $ 0.62     14   $ 1.32   $ 1.14     16
                      =======  =======         =======  =======
  Average shares
   outstanding           272      288      6      274      290      5
                      =======  =======         =======  =======

Diluted EPS Data
----------------
  EPS                 $ 0.68   $ 0.59     15   $ 1.28   $ 1.09     17
                      =======  =======         =======  =======
  Average shares
   outstanding           281      301      7      284      303      6
                      =======  =======         =======  =======

Dividends declared
 per common share     $ 0.15   $0.115     30   $0.265   $0.215     23
                      =======  =======         =======  =======

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes




                           Yum! Brands, Inc.
                            Segment Results
                         (amounts in millions)

                                               Corporate
Quarter Ended  United  International  China       and
 6/17/06       States    Division    Division Unallocated Consolidated
               ------- ------------- -------- ----------- ------------
Total revenues $1,330  $        489  $   363  $       --  $     2,182
               ------- ------------- -------- ----------- ------------

Company restaurant
 expenses         990           335      286          --        1,611
General and
 administrative
 expenses         125            64       26          49          264
Franchise and
 license
 expenses           7             2       --          --            9
Closures and
 impairment
 expenses          14             3        1          --           18
Refranchising
 (gain) loss       --            --       --         (15)         (15)
Other (income)
 expense           --            (3)      (7)         (2)         (12)
               ------- ------------- -------- ----------- ------------
                1,136           401      306          32        1,875
               ------- ------------- -------- ----------- ------------
Operating profit
 (loss)        $  194  $         88  $    57  $      (32) $       307
               ======= ============= ======== =========== ============


                                               Corporate
Quarter Ended   United International  China       and
 6/11/05        States   Division    Division Unallocated Consolidated
               ------- ------------- -------- ----------- ------------
Total revenues $1,385  $        492  $   276  $       --  $     2,153
               ------- ------------- -------- ----------- ------------

Company restaurant
 expenses       1,062           343      231          --        1,636
General and
 administrative
 expenses         121            65       21          66          273
Franchise and
 license
 expenses           3             1       --          --            4
Closures and
 impairment
 expenses          14             1        2          --           17
Refranchising
 (gain) loss       --            --       --         (13)         (13)
Other (income)
 expense           --            (5)      (3)        (17)         (25)
               ------- ------------- -------- ----------- ------------
                1,200           405      251          36        1,892
               ------- ------------- -------- ----------- ------------
Operating profit
 (loss)        $  185  $         87  $    25  $      (36) $       261
               ======= ============= ======== =========== ============

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results. Corporate and unallocated expenses comprise general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

Please note that the results for both fiscal quarters presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes




                           Yum! Brands, Inc.
                            Segment Results
                         (amounts in millions)

                                               Corporate
Year to Date   United  International  China       and
 Ended 6/17/06 States    Division    Division Unallocated Consolidated
               ------- ------------- -------- ----------- ------------
Total revenues $2,669  $        958  $   640  $       --  $     4,267
               ------- ------------- -------- ----------- ------------

Company restaurant
 expenses       2,002           648      496          --        3,146
General and
 administrative
 expenses         251           122       41         104          518
Franchise and
 license
 expenses          11             6       --          --           17
Closures and
 impairment
 expenses          15             7        2          --           24
Refranchising
 (gain) loss       --            --       --         (11)         (11)
Other (income)
 expense            8            (8)     (14)         (2)         (16)
               ------- ------------- -------- ----------- ------------
                2,287           775      525          91        3,678
               ------- ------------- -------- ----------- ------------
Operating profit
 (loss)        $  382  $        183  $   115  $      (91) $       589
               ======= ============= ======== =========== ============


                                               Corporate
Year to Date   United  International  China       and
 Ended 6/11/05 States    Division    Division Unallocated Consolidated
               ------- ------------- -------- ----------- ------------
Total revenues $2,720  $        976  $   511  $       --  $     4,207
               ------- ------------- -------- ----------- ------------

Company restaurant
 expenses       2,103           678      406          --        3,187
General and
 administrative
 expenses         244           129       35         112          520
Franchise and
 license
 expenses           9             3       --          --           12
Closures and
 impairment
 expenses          22             2        2          --           26
Refranchising
 (gain) loss       --            --       --         (11)         (11)
Other (income)
 expense           --           (14)      (9)        (16)         (39)
               ------- ------------- -------- ----------- ------------
                2,378           798      434          85        3,695
               ------- ------------- -------- ----------- ------------
Operating profit
 (loss)        $  342  $        178  $    77  $      (85) $       512
               ======= ============= ======== =========== ============

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results. Corporate and unallocated expenses comprise general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

Please note that the results for both fiscal years to date presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes




                           Yum! Brands, Inc.
                    UNITED STATES Operating Results
                         (amounts in millions)

                          Quarter        %       Year to date     %
                      ---------------- Change  ---------------- Change
                      6/17/06  6/11/05  B/(W)  6/17/06  6/11/05  B/(W)
                      -------  ------- ------  -------  ------- ------

Company sales         $1,179   $1,240     (5)  $2,370   $2,439     (3)
Franchise and license
 fees                    151      145      4      299      281      6
                      -------  -------         -------  -------
  Revenues             1,330    1,385     (4)   2,669    2,720     (2)
                      -------  -------         -------  -------

Company restaurants
  Food and paper         332      374     11      672      737      9
  Payroll and employee
   benefits              350      371      6      709      738      4
  Occupancy and other
   operating expenses    308      317      3      621      628      1
                      -------  -------         -------  -------
                         990    1,062      7    2,002    2,103      5
General and
 administrative
 expenses                125      121     (4)     251      244     (3)
Franchise and license
 expenses                  7        3    (98)      11        9    (18)
Closures and
 impairment expenses      14       14     NM       15       22     NM
Other (income)
 expense                  --       --     NM        8       --     NM
                      -------  -------         -------  -------
                       1,136    1,200      5    2,287    2,378      4
                      -------  -------         -------  -------
Operating profit      $  194   $  185      5   $  382   $  342     11
                      =======  =======         =======  =======

Company sales          100.0%   100.0%          100.0%   100.0%
Food and paper          28.2     30.2    2.0     28.4     30.2    1.8
                                        ppts.                    ppts.
Payroll and employee
 benefits               29.6     29.9    0.3     29.9     30.3    0.4
                                        ppts.                    ppts.
Occupancy and other
 operating expenses     26.1     25.5   (0.6)    26.2     25.7   (0.5)
                                        ppts.                    ppts.
                      -------  -------         -------  -------
Restaurant margin       16.1%    14.4%   1.7     15.5%    13.8%   1.7
                                        ppts.                    ppts.
                      =======  =======         =======  =======

Operating margin        14.6%    13.4%   1.2     14.3%    12.6%   1.7
                                        ppts.                    ppts.
                      =======  =======         =======  =======

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes




                           Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                         (amounts in millions)

                          Quarter        %       Year to date     %
                      ---------------- Change  ---------------- Change
                      6/17/06  6/11/05  B/(W)  6/17/06  6/11/05  B/(W)
                      -------  ------- ------  -------  ------- ------

Company sales         $  381   $  394     (3)  $  740   $  778     (5)
Franchise and license
 fees                    108       98     10      218      198     10
                      -------  -------         -------  -------
  Revenues               489      492     (1)     958      976     (2)
                      -------  -------         -------  -------

Company restaurants
  Food and paper         126      128      2      246      256      4
  Payroll and employee
   benefits               94       96      3      178      188      5
  Occupancy and other
   operating expenses    115      119      4      224      234      5
                      -------  -------         -------  -------
                         335      343      3      648      678      4
General and
 administrative
 expenses                 64       65      3      122      129      6
Franchise and license
 expenses                  2        1     NM        6        3     NM
Closures and
 impairment expenses       3        1     NM        7        2     NM
Other (income)
 expense                  (3)      (5)   (42)      (8)     (14)   (47)
                      -------  -------         -------  -------
                         401      405      1      775      798      3
                      -------  -------         -------  -------
Operating profit      $   88   $   87      2   $  183   $  178      3
                      =======  =======         =======  =======

Company sales          100.0%   100.0%          100.0%   100.0%
Food and paper          33.2     32.6   (0.6)    33.3     32.9   (0.4)
                                        ppts.                    ppts.
Payroll and employee
 benefits               24.6     24.5   (0.1)    24.1     24.1     --
                                        ppts.                    ppts.
Occupancy and other
 operating expenses     30.1     30.1     --     30.1     30.1     --
                                        ppts.                    ppts.
                      -------  -------         -------  -------
Restaurant margin       12.1%    12.8%  (0.7)    12.5%    12.9%  (0.4)
                                        ppts.                    ppts.
                      =======  =======         =======  =======

Operating margin        18.1%    17.7%   0.4     19.1%    18.3%   0.8
                                        ppts.                    ppts.
                      =======  =======         =======  =======

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes




                           Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                         (amounts in millions)

                          Quarter        %       Year to date     %
                      ---------------- Change  ---------------- Change
                      6/17/06  6/11/05  B/(W)  6/17/06  6/11/05  B/(W)
                ------------------------------------------------------

Company sales         $  352   $  268     31   $  621   $  495     25
Franchise and license
 fees                     11        8     34       19       16     21
                      -------  -------         -------  -------
  Revenues               363      276     32      640      511     25
                      -------  -------         -------  -------

Company restaurants
  Food and paper         125       98    (28)     222      181    (23)
  Payroll and employee
   benefits               48       39    (23)      82       66    (25)
  Occupancy and other
   operating expenses    113       94    (20)     192      159    (21)
                      -------  -------         -------  -------
                         286      231    (24)     496      406    (22)
General and
 administrative
 expenses                 26       21    (13)      41       35    (12)
Franchise and license
 expenses                 --       --     NM       --       --     NM
Closures and
 impairment expenses       1        2     NM        2        2     NM
Other (income)
 expense                  (7)      (3)   104      (14)      (9)    46
                      -------  -------         -------  -------
                         306      251    (22)     525      434    (21)
                      -------  -------         -------  -------
Operating profit      $   57   $   25    136   $  115   $   77     50
                      =======  =======         =======  =======

Company sales          100.0%   100.0%          100.0%   100.0%
Food and paper          35.5     36.4    0.9     35.7     36.5    0.8
                                        ppts.                    ppts.
Payroll and employee
 benefits               13.6     14.5    0.9     13.3     13.3     --
                                        ppts.                    ppts.
Occupancy and other
 operating expenses     32.1     35.2    3.1     30.9     32.1    1.2
                                        ppts.                    ppts.
                      -------  -------         -------  -------
Restaurant margin       18.8%    13.9%   4.9     20.1%    18.1%   2.0
                                        ppts.                    ppts.
                      =======  =======         =======  =======

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes

China Division includes mainland China, Thailand and KFC Taiwan




                           Yum! Brands, Inc.
                 Condensed Consolidated Balance Sheets
                         (amounts in millions)

                                                 6/17/06     12/31/05
                                                ----------  ----------
ASSETS
Current Assets
Cash and cash equivalents                       $     267   $     158
Short-term investments                                 74          43
Accounts and notes receivable, less allowance:
 $20 in 2006 and $23 in 2005                          223         236
Inventories                                            84          85
Prepaid expenses and other current assets             100          75
Deferred income taxes                                 158         163
Advertising cooperative assets, restricted             97          77
                                                ----------  ----------
  Total Current Assets                              1,003         837
Property, plant and equipment, net of
 accumulated depreciation and amortization of
 $2,945 in 2006 and $2,830 in 2005                  3,300       3,356
Goodwill                                              540         538
Intangible assets, net                                341         330
Investments in unconsolidated affiliates              173         173
Other assets                                          507         464
                                                ----------  ----------
  Total Assets                                  $   5,864   $   5,698
                                                ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities  $   1,185   $   1,238
Income taxes payable                                   64          79
Short-term borrowings                                  13         211
Advertising cooperative liabilities                    97          77
                                                ----------  ----------
  Total Current Liabilities                         1,359       1,605

Long-term debt                                      2,027       1,649
Other liabilities and deferred credits              1,073         995
                                                ----------  ----------
  Total Liabilities                                 4,459       4,249
                                                ----------  ----------

Shareholders' Equity
Preferred stock, no par value, 250 shares
 authorized; no shares issued                          --          --
Common stock, no par value, 750 shares
 authorized; 272 shares and 278 shares issued
 in 2006 and 2005, respectively                        --          --
Retained earnings                                   1,548       1,619
Accumulated other comprehensive loss                 (143)       (170)
                                                ----------  ----------
  Total Shareholders' Equity                        1,405       1,449
                                                ----------  ----------
  Total Liabilities and Shareholders' Equity    $   5,864   $   5,698
                                                ==========  ==========

See accompanying notes on our web site: www.yum.com




                           Yum! Brands, Inc.
            Condensed Consolidated Statements of Cash Flows
                         (amounts in millions)

                                                     Year to date
                                                ----------------------
                                                 6/17/06     6/11/05
                                                ----------  ----------
Cash Flows - Operating Activities
Net income                                      $     362   $     331
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                       210         208
  Closures and impairment expenses                     24          26
  Refranchising (gain) loss                           (11)        (11)
  Contributions to defined benefit pension
   plans                                              (18)         --
  Other liabilities and deferred credits               67           4
  Deferred income taxes                               (58)        (32)
  Equity income from investments in
   unconsolidated affiliates                          (21)        (23)
  Distributions of income received from
   unconsolidated affiliates                           15          17
  Excess tax benefit from share-based
   compensation                                       (37)        (51)
  Share-based compensation expense                     30          27
  Other non-cash charges and credits, net              39          18
Changes in operating working capital, excluding
 effects of acquisitions and dispositions:
  Accounts and notes receivable                        25          (4)
  Inventories                                           1           4
  Prepaid expenses and other current assets           (24)         57
  Accounts payable and other current
   liabilities                                        (66)         --
  Income taxes payable                                 20          --
                                                ----------  ----------
  Net change in operating working capital             (44)         57
                                                ----------  ----------
Net Cash Provided by Operating Activities             558         571
                                                ----------  ----------

Cash Flows - Investing Activities
Capital spending                                     (186)       (210)
Proceeds from refranchising of restaurants             48          41
Acquisition of restaurants from franchisees            --          --
Short-term investments                                (31)        (31)
Sales of property, plant and equipment                 26          22
Other, net                                            (16)         21
                                                ----------  ----------
Net Cash Used in Investing Activities                (159)       (157)
                                                ----------  ----------

Cash Flows - Financing Activities
Proceeds from Senior Unsecured Notes                  300          --
Revolving Credit Facility activity
  Three months or less, net                            77          46
Repayments of long-term debt                         (203)         (9)
Short-term borrowings-three months or less, net         4         (23)
Repurchase shares of common stock                    (529)       (489)
Excess tax benefit from share-based compensation       37          51
Employee stock option proceeds                         84          89
Dividends paid on common shares                       (63)        (58)
                                                ----------  ----------
Net Cash Used in Financing Activities                (293)       (393)
                                                ----------  ----------
Effect of Exchange Rate on Cash and Cash
 Equivalents                                            3          (4)
                                                ----------  ----------
Net Increase  (Decrease) in Cash and Cash
 Equivalents                                          109          17
Net Increase in Cash and Cash Equivalents of
 Mainland China for December 2004                      --          34
Cash and Cash Equivalents - Beginning of Period       158          62
                                                ----------  ----------
Cash and Cash Equivalents - End of Period       $     267   $     113
                                                ==========  ==========

See accompanying notes on our web site www.yum.com.




             Notes to the Consolidated Summary of Results,
                 Condensed Consolidated Balance Sheets
          and Condensed Consolidated Statements of Cash Flows
            (amounts in millions, except per share amounts)

(a) Percentages may not recompute due to rounding.

(b) All periods presented reflect the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123R) effective September 4, 2005. The Company adopted SFAS 123R by applying the modified retrospective application transition method to the beginning of 2005, and as such the first three fiscal quarters of 2005 were adjusted to recognize the compensation cost for stock options previously reported only in the financial statement proforma footnote disclosures as required by SFAS No. 123, "Accounting for Stock-Based Compensation". Previously reported diluted EPS prior to the adoption of SFAS 123R and this adjustment was $0.62 and $1.15 in the quarter and year to date ended June 11, 2005, respectively.

(c) Amounts presented as of and for the quarter and year to date ended June 17, 2006 are preliminary.

(d) Other (income) expense primarily includes equity income from investments in unconsolidated affiliates. In the quarter ended March 25, 2006, we also recorded an $8 million charge associated with the termination of a beverage agreement in the United States segment as other expense. In the quarter ended June 11, 2005, we recorded a $17 million gain associated with the IPO of our Poland/Czech Republic business as other income.

(e) In the quarter ended June 17, 2006, the International Division ("YRI") and Rostiks Restaurant Ltd. ("RRL"), a franchisor and operator of a chicken chain in Russia, finalized a five-year partnership to develop fast-food restaurants in Russia and the surrounding states. Under the terms of the agreement, YRI acquired RRL's trademarks, patents, recipes, operating platform and franchise fees rights for $10 million in the current quarter with another $5 million due upon final registration and assignment of the RRL trademark. This agreement did not have a material impact on revenue or operating profit for the quarter ended June 17, 2006.

(f) For the quarter and year to date ended June 17, 2006, we repurchased approximately 3.2 million shares and 10.7 million shares of our Common Stock, respectively, at an average price of $50 and $49 per share for the quarter and year to date, respectively.

    CONTACT: Yum! Brands, Inc., Louisville
             Analysts:
             Tim Jerzyk, VP Investor Relations, 888-298-6986
             Quan Nghe, Director Investor Relations, 888-298-6986 or
             Media:
             Amy Sherwood, VP Public Relations, 502-874-8200 www.yum.com